Exhibit 99.1

GAAP diluted earnings per share of $0.19, up 18.8%, Adjusted diluted earnings per share of $0.42, up 44.8%

WINDSOR, CT, February 14, 2013 (GLOBE NEWSWIRE) – SS&C Technologies Holdings, Inc. (NASDAQ: SSNC), a global provider of investment and financial software-enabled services and software, today announced its financial results for the fourth quarter and full year ended December 31, 2012.

Financial Highlights:

•	Revenue increased 79.5% to $171.8 million in fourth quarter 2012 and 48.8% to $551.8 million for the full year 2012.

•	GAAP net income increased 21.3% to $16.1 million in fourth quarter 2012 and diluted EPS for fourth quarter 2012 rose 18.8% to $0.19.

•	Adjusted net income grew 49.8% to $35.0 million for fourth quarter 2012 and adjusted diluted EPS (defined below) rose 44.8% to $0.42 in the same period.

•	Adjusted consolidated EBITDA (defined below) increased 77.2% to $70.1 million in fourth quarter 2012. For full year 2012, adjusted consolidated EBITDA increased 45.8% to $220.5 million.

•

SS&C’s Annual Run Rate Basis (ARRB) recurring revenue, defined as the addition of maintenance and software-enabled services revenue, was $157.2 million for the fourth quarter of 2012, an annual run-rate of $628.7 million. This represents an increase of 88.7% from $83.3 million and $333.2 million run-rate for the same period in 2011.

“We are pleased with the progress we have made integrating our GlobeOp and PORTIA acquisitions. Our technological capabilities combined with our global operations and accounting expertise is proving to be a winner,” said Bill Stone, Chairman and Chief Executive Officer, SS&C Technologies. “Our innovative cloud-based services continue to be a strategic focus. We are well into our fourth release of our portals and mobility apps and we have begun to roll out a new analytics solution. The power of this solution is its ability to gather accounting and operational information our clients need to make the best possible decision on their data – every time, in real-time. We are branding these integrated capabilities SS&C Investment Intelligence. We believe SS&C Investment Intelligence complements the investment process and leverages our client’s investment intelligence. SS&C’s independence, transparency and focus are driving larger opportunities and leading to increased revenues and profit margins. Further we have reduced our leverage from 4.2x at the close of our GlobeOp acquisition to 3.7x at the end of December.”

Results

SS&C reported GAAP revenue of $171.8 million for the fourth quarter of 2012, up 79.5 percent compared to $95.7 million in the fourth quarter of 2011. Revenue for the year ended December 31, 2012 was $551.8 million, up 48.8 percent over $370.8 million in 2011. GAAP operating income for the fourth quarter of 2012 was $42.8 million, up 80.6 percent from $23.7 million in 2011’s fourth quarter. GAAP operating income for the year ended December 31, 2012 was $123.2 million, up 31.4 percent from $93.8 million for 2011.

GAAP net income for the fourth quarter of 2012 was $16.1 million compared to net income of $13.3 million in the fourth quarter of 2011, an increase of 21.3 percent. GAAP net income for the year ended December 31, 2012 was $45.8 million, or 8.3 percent of revenue, compared to $51.0 million, or 13.8 percent of revenue, in 2011. On a fully diluted GAAP basis, earnings per share in the fourth quarter of 2012 was $0.19 compared to fully diluted GAAP earnings per share of $0.16 in the fourth quarter of 2011, an increase of 18.8 percent. On a fully diluted basis, GAAP earnings per share for the year ended December 31, 2012, was $0.55, a 12.7 percent decrease over 2011’s $0.63 per share.

Adjusted revenue (a non-GAAP measure defined in note 1 to the attached Condensed Consolidated Financial Information) in the fourth quarter of 2012 was $172.0 million, up 79.8 percent compared to $95.7 million in the fourth quarter of 2011. Adjusted revenue for the year ended December 31, 2012 was $552.9 million, up 49.1 percent over $370.9 million for 2011. Adjusted operating income (a non-GAAP measure defined in note 2 to the attached Condensed Consolidated Financial Information) in the fourth quarter of 2012 was $66.1 million, or 38.4 percent of adjusted revenue. This represents a 72.3 percent increase compared to adjusted operating income of $38.4 million and 40.1 percent of adjusted revenue in the fourth quarter of 2011. Adjusted operating income for the year ended December 31, 2012 was $209.8 million, up 43.7 percent from adjusted operating income of $146.0 million in 2011.

Adjusted net income (a non-GAAP measure defined in note 4 to the attached Condensed Consolidated Financial Information) for the fourth quarter of 2012 was $35.0 million, up 49.8 percent compared to $23.3 million in 2011’s fourth quarter. Adjusted net income for the year ended December 31, 2012 was $117.4 million, up 35.8 percent compared to $86.5 million for 2011. Adjusted diluted earnings per share (a non-GAAP measure defined in note 4 to the attached Condensed Consolidated Financial Information) in the fourth quarter of 2012 was $0.42 per share, up 44.8 percent compared to $0.29 per share in the fourth quarter of 2011. Adjusted diluted earnings per share for the year ended December 31, 2012 was $1.42, up 32.7 percent compared to $1.07 for 2011.

Annual Run Rate Basis

Annual Run Rate Basis (ARRB) recurring revenue, defined as the sum of maintenance and software-enabled services revenue on an annualized basis, was $628.7 million based on maintenance and software-enabled services revenue of $157.2 million for the fourth quarter of 2012. This represents an increase of 88.7 percent from $83.3 million and $333.2 million run-rate in the same period in 2011 and an increase of 4.0 percent from $151.1 million for the third quarter of 2012, an annual run rate of $604.5 million. We believe ARRB of our recurring revenue is a good indicator of visibility into future revenue.

Operating Cash Flow

SS&C ended the quarter with $86.2 million in cash, and $1,021.0 million in gross debt for a net debt balance of $934.8 million. SS&C generated net cash from operating activities of $134.4 million for the year ended December 31, 2012, compared to $110.4 million for the same period in 2011, an increase of 21.8 percent.

Guidance

	Q1 2013	FY 2013
Adjusted Revenue ($M)	$171.0 -$175.0	$710.0 -$720.0
Adjusted Net Income ($M)	$35.5 - $36.8	$152.0 -$156.0
Cash from Operating Activities ($M)	N/A	$168.0 - $175.0
Capital Expenditures (% of revenue)	N/A	2.4% - 2.8%
Diluted Shares (M)	83.8 – 84.2	84.8 – 85.3
Effective Income Tax Rate (%)	30%	30%

Non-GAAP Financial Measures

Adjusted revenue, adjusted operating income, adjusted consolidated EBITDA, adjusted net income and adjusted diluted earnings per share are non-GAAP measures. See the accompanying notes to the attached Condensed Consolidated Financial Information for the reconciliations and definitions for each of these non-GAAP measures and the reasons our management believes these measures provide useful information to investors regarding our financial condition and results of operations.

Earnings Call and Press Release

SS&C’s Q4 and Full Year 2012 earnings call will take place at 5:00 p.m. eastern time today, February 14, 2013. The call will discuss Q4 and Full Year 2012 results and our guidance and business outlook. Interested parties may dial 877-312-8798 (U.S. and Canada) or 253-237-1193 (International) and request the “SS&C Technologies Fourth Quarter and 2012 Earnings Conference Call,” conference ID # 88030505. A replay will be available after 8:00 p.m. eastern time on February 14, 2013, until midnight on February 21, 2013. The dial-in number is 855-859-2056 (U.S. and Canada) 404-537-3406 (International); access code # 88030505. The call will also be available for replay on SS&C’s website after February 14, 2013; access: http://investor.ssctech.com/results.cfm.

This press release contains forward-looking statements relating to, among other things, our financial guidance for the first quarter and full year for 2013. Such statements reflect management’s best judgment based on factors currently known but are subject to risks and uncertainties, which could cause actual results to differ materially from those anticipated. Such risks and uncertainties include, but are not limited to, the state of the economy and the financial services industry, the Company’s ability to finalize large client contracts, fluctuations in customer demand for the Company’s products and services, intensity of competition from application vendors, delays in product development, the Company’s ability to control expenses, terrorist activities, exposure to litigation, the Company’s ability to integrate acquired businesses, the effect of the acquisitions on customer demand for the Company’s products and services, and those risks described in the Company’s publicly available filings with the Securities and Exchange Commission. The Company cautions investors that it may not update any or all of the foregoing forward-looking statements.

About SS&C Technologies

SS&C is a global provider of investment and financial software-enabled services and software focused exclusively on the global financial services industry. Founded in 1986, SS&C has its headquarters in Windsor, Connecticut and offices around the world. Some 5,500 financial services organizations, from the world’s largest institutions to local firms, manage and account for their investments using SS&C’s products and services. These clients in the aggregate manage over $26 trillion in assets.

Follow SS&C on Twitter, Linkedin and Facebook. The SS&C Technologies logo is available at www.globenewswire.com/newsroom/prs/?pkgid=8587

For more information

Patrick Pedonti Chief Financial Officer Tel: +1-860-298-4738

E-mail: InvestorRelations@sscinc.com

SS&C Technologies Holdings, Inc. and Subsidiaries

Condensed Consolidated Statements of Operation

(in thousands, except per share data)

	Three Months Ended		Year Ended
	December 31, 2012	December 31, 2011	December 31, 2012	December 31, 2011
Revenues:
Software-enabled services	$131,408	$63,489	$406,477	$246,007
Software licenses	7,003	6,166	22,466	23,507
Maintenance	25,767	19,807	93,760	78,266
Professional services	7,577	6,233	29,139	23,048

Total revenues	171,755	95,695	551,842	370,828

Cost of revenues:
Software-enabled services	78,274	33,034	234,214	126,921
Software licenses	1,727	1,736	6,336	6,825
Maintenance	11,056	8,797	40,394	34,993
Professional services	5,170	4,110	18,973	15,549

Total cost of revenues	96,227	47,677	299,917	184,288

Gross profit	75,528	48,018	251,925	186,540

Operating expenses:
Selling and marketing	9,230	7,676	33,858	28,892
Research and development	13,301	9,297	45,779	35,650
General and administrative	10,270	7,360	34,797	28,221
Transaction costs	(47)	—	14,275	—

Total operating expenses	32,754	24,333	128,709	92,763

Operating income	42,774	23,685	123,216	93,777
Interest expense, net	(13,741)	(2,812)	(32,501)	(14,628)
Other (expense) income, net	350	(603)	(15,875)	(423)
Loss on extinguishment of debt	—	(1,906)	(4,355)	(4,787)

Income before income taxes	29,383	18,364	70,485	73,939
Provision for income taxes	13,301	5,104	24,665	22,918

Net income	$16,082	$13,260	$45,820	$51,021

Basic earnings per share	$0.20	$0.17	$0.59	$0.67

Basic weighted average number of common shares outstanding	78,912	77,470	78,321	76,482

Diluted earnings per share	$0.19	$0.16	$0.55	$0.63

Diluted weighted average number of common and common equivalent shares outstanding	83,354	81,194	82,888	80,709

See Notes to Condensed Consolidated Financial Information.

SS&C Technologies Holdings, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

(in thousands)

	December 31, 2012	December 31, 2011
ASSETS
Current assets:
Cash	$86,160	$40,318
Accounts receivable, net	91,690	47,201
Prepaid income taxes	9,651	788
Deferred income taxes	5,408	889
Prepaid expenses and other current assets	11,548	5,214
Restricted cash	2,460	1,149

Total current assets	206,917	95,559
Property and equipment, net	55,039	14,304
Deferred income taxes	1,459	1,111
Goodwill	1,566,607	931,639
Intangible and other assets, net	532,883	164,995

Total assets	$2,362,905	$1,207,608

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current portion of long-term debt	$22,248	$—
Accounts payable	10,528	4,170
Income taxes payable	1,314	—
Accrued employee compensation and benefits	39,812	19,770
Other accrued expenses	22,650	14,058
Interest payable	—	95
Deferred maintenance and other revenue	63,700	46,395

Total current liabilities	160,252	84,488
Long-term debt, net of current portion	989,890	100,000
Other long-term liabilities	17,102	14,081
Deferred income taxes	120,158	28,936

Total liabilities	1,287,402	227,505
Total stockholders’ equity	1,075,503	980,103

Total liabilities and stockholders’ equity	$2,362,905	$1,207,608

See Notes to Condensed Consolidated Financial Information.

SS&C Technologies Holdings, Inc. and Subsidiaries

Condensed Consolidated Statements of Cash Flows

(in thousands)

	Year Ended
	December 31, 2012		December 31, 2011
Cash flow from operating activities:
Net income	$45,820		$51,021
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	75,814		42,224
Stock-based compensation expense	5,590		13,493
Income tax benefit related to exercise of stock options	(3,531)		(4,934)
Amortization of loan origination costs and original issue discount	9,215		4,485
Loss on sale or disposition of property and equipment	13		11
Deferred income taxes	(6,350)		(12,423)
Provision for doubtful accounts	413		802
Changes in operating assets and liabilities, excluding effects from acquisitions:
Accounts receivable	(14,051)		(1,818)
Prepaid expenses and other assets	7,579		(324)
Accounts payable	1,835		278
Accrued expenses	3,015		4,076
Income taxes receivable and payable	5,039		9,115
Deferred maintenance and other revenues	4,021		4,401

Net cash provided by operating activities	134,422		110,407

Cash flow from investing activities:
Additions to property and equipment	(17,187)		(6,222)
Proceeds from sale of property and equipment	374		—
Cash paid for business acquisitions, net of cash acquired Additions to capitalized software	(967,149 (1,105	) )	(20,577 (1,406	) )
Other	87		(1,149)

Net cash used in investing activities	(984,980)		(29,354)

Cash flow from financing activities:
Cash received from debt borrowings, net of costs	1,304,037		100,000
Repayment of debt	(425,600)		(291,051)
Proceeds from common stock issuance, net	—		51,971
Proceeds from exercise of stock options	14,354		8,788
Payment of contingent consideration	(1,800)		—
Income tax benefit related to exercise of stock options	3,531		4,934

Net cash provided by (used in) financing activities	894,522		(125,358)

Effect of exchange rate changes on cash	1,877		(220)

Net increase (decrease) in cash	45,841		(44,525)
Cash, beginning of period	40,318		84,843

Cash, end of period	$86,159		$40,318

See Notes to Condensed Consolidated Financial Information.

SS&C Technologies Holdings, Inc. and Subsidiaries

Notes to Condensed Consolidated Financial Information

Note 1. Reconciliation of Revenue to Adjusted Revenue

Adjusted revenue represents revenue adjusted for one-time purchase accounting adjustments to fair value deferred revenue acquired in business combinations. Adjusted revenue is presented because we use this measure to evaluate performance of our business against prior periods and believe it is a useful indicator of the underlying performance of the Company. Adjusted revenue is not a recognized term under generally accepted accounting principles (GAAP). Adjusted revenue does not represent revenue, as that term is defined under GAAP, and should not be considered as an alternative to revenue as an indicator of our operating performance. Adjusted revenue as presented herein is not necessarily comparable to similarly titled measures. The following is a reconciliation between adjusted revenue and revenue, the GAAP measure we believe to be most directly comparable to adjusted revenue.

	Three Months Ended December 31,		Year Ended December 31,
(in thousands)	2012	2011	2012	2011
Revenue	$171,755	$95,695	$551,842	$370,828
Purchase accounting adjustments to deferred revenue	285	7	1,100	27

Adjusted revenue	$172,040	$95,702	$552,942	$370,855

Note 2. Reconciliation of Operating Income to Adjusted Operating Income

Adjusted operating income represents operating income adjusted for amortization of acquisition-related intangible assets and purchase accounting adjustments for deferred revenue and other expenses. Adjusted operating income is presented because we use this measure to evaluate performance of our business and believe it is a useful indicator of the underlying performance of the Company. Adjusted operating income is not a recognized term under GAAP. Adjusted operating income does not represent operating income, as that term is defined under GAAP, and should not be considered as an alternative to operating income as an indicator of our operating performance. Adjusted operating income as presented herein is not necessarily comparable to similarly titled measures. The following is a reconciliation between adjusted operating income and operating income, the GAAP measure we believe to be most directly comparable to adjusted operating income.

	Three Months Ended December 31,		Year Ended December 31,
(in thousands)	2012	2011	2012	2011
Operating income	$42,774	$23,685	$123,216	$93,777
Amortization of intangible assets	21,373	9,418	65,118	36,826
Stock-based compensation	1,792	4,278	5,590	13,493
Capital-based taxes	—	200	(785)	354
Unusual or non-recurring charges	(37)	863	15,754	1,932
Purchase accounting adjustments	233	(65)	894	(373)
Other	—	—	—	(30)

Adjusted operating income	$66,135	$38,379	$209,787	$145,979

Note 3. Reconciliation of Net Income to EBITDA, Consolidated EBITDA and Adjusted Consolidated EBITDA

EBITDA represents net income before interest expense, income taxes, depreciation and amortization. Consolidated EBITDA, defined under our Credit Agreement entered into in March 2012, is used in calculating covenant compliance, and is EBITDA adjusted for certain items. Consolidated EBITDA is calculated by subtracting from or adding to EBITDA items of income or expense described below. Adjusted consolidated EBITDA is calculated by subtracting acquired EBITDA from consolidated EBITDA. EBITDA, consolidated EBITDA and adjusted consolidated EBITDA are presented because we use these measures to evaluate performance of our business and believe them to be useful indicators of an entity’s debt capacity and its ability to service debt. EBITDA, consolidated EBITDA and adjusted consolidated EBITDA are not recognized terms under GAAP and should not be considered in isolation or as alternatives to operating income, net income or cash flows from operating activities as indicators of our operating performance. The following is a reconciliation between EBITDA, consolidated EBITDA and adjusted consolidated EBITDA and net income.

	Three Months Ended December 31,		Year Ended December 31,
(in thousands)	2012	2011	2012	2011
Net income	$16,082	$13,260	$45,820	$51,021
Interest expense, net	13,741	4,718	36,856	19,415
Taxes	13,301	5,104	24,665	22,918
Depreciation and amortization	25,194	10,742	75,814	42,224

EBITDA	68,318	33,824	183,155	135,578
Stock-based compensation	1,792	4,278	5,590	13,493
Capital-based taxes	—	200	(785)	354
Acquired EBITDA and cost savings	40	—	35,531	1,192
Unusual or non-recurring charges	(387)	1,465	31,629	2,355
Purchase accounting adjustments	233	(65)	894	(373)
Other	124	(147)	(17)	(183)

Consolidated EBITDA	70,120	39,555	255,997	152,416
Less: acquired EBITDA	(40)	—	(35,531)	(1,192)

Adjusted Consolidated EBITDA	$70,080	$39,555	$220,466	$151,224

Note 4. Reconciliation of Net Income to Adjusted Net Income and Diluted Earnings Per Share to Adjusted Diluted Earnings Per Share

Adjusted net income and adjusted diluted earnings per share represent net income and earnings per share before amortization of intangible assets and deferred financing costs, stock-based compensation, capital-based taxes and other unusual and non-recurring items. Adjusted net income and adjusted diluted earnings per share are not recognized terms under GAAP, do not represent net income or diluted earnings per share, as those terms are defined under GAAP, and should not be considered as alternatives to net income or diluted earnings per share as indicators of our operating performance. Adjusted net income and adjusted diluted earnings per share are important to management and investors because they represent our operational performance exclusive of the effects of amortization of intangible assets and deferred financing costs, stock-based compensation, capital-based taxes and other unusual and non-recurring items that are not operational in nature or comparable to those of our competitors. The following is a reconciliation between adjusted net income and adjusted diluted earnings per share and net income and diluted earnings per share.

	Three Months Ended December 31,		Year Ended December 31,
(in thousands, except per share data)	2012	2011	2012	2011
GAAP – Net income	$16,082	$13,260	$45,820	$51,021
Plus: Amortization of intangible assets	21,373	9,418	65,118	36,826
Plus: Amortization of deferred financing costs and original issue discount	1,401	356	3,360	1,656
Plus: Stock-based compensation	1,792	4,278	5,590	13,493
Plus: Capital-based taxes	—	200	(785)	354
Plus: Unusual and non-recurring items	(387)	1,465	31,629	2,355
Plus: Loss on extinguishment of debt	—	1,906	4,355	4,787
Plus: Purchase accounting adjustments	233	(65)	894	(373)
Plus: Other	—	—	—	(30)
Income tax effect (1)	(5,527)	(7,469)	(38,561)	(23,635)

Adjusted net income	$34,967	$23,349	$117,420	$86,454

Adjusted diluted earnings per share	$0.42	$0.29	$1.42	$1.07
GAAP diluted earnings per share	$0.19	$0.16	$0.55	$0.63
Diluted weighted-average shares outstanding	83,354	81,194	82,888	80,709

(1)	An estimated normalized effective tax rate of 35% has been used to adjust the provision for income taxes for the purposes of computing adjusted net income.